Exhibit 3.241

ARTICLES OF INCORPORATION

of

OXNARD AMBULANCE SERVICE, INC.

under the laws of the

STATE OF CALIFORNIA

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

AND WE DO HEREBY CERTIFY:

FIRST:	That the name of this corporation is:

OXNARD AMBULANCE SERVICE, INC.

SECOND:	That the purposes for which this corporation is formed are as follows:

THE SPECIFIC BUSINESS IN WHICH THE CORPORATION IS PRIMARILY TO ENGAGE in is an ambulance service business, which business shall include the owning and operating of motor vehicles and such other modes or vehicles of conveyance for hire as are now used or may be used in the ordinary course of the business of an ambulance service.

That in addition to this primary business, this corporation shall have the following general purposes and powers:

(1)           To purchase, acquire, own, hold, mortgage, lease either as lessor or lessee, sell, exchange, subdivide, deed in trust, plant, improve, cultivate, develop, construct, maintain, equip, operate and generally deal in any and all lands, improved and unimproved, dwelling houses, apartment houses, hotels, boarding houses, business blocks, office buildings, manufacturing works and plants, and other buildings of any kind, and the products and avails thereof, including water and water rights.

(2)           To supervise and manage all classes of properties, income bearing or otherwise, for other persons, corporations and associations; to negotiate sales, leases, mortgages, deeds of trust and other encumbrances or properties of other persons, corporations and associations, real, personal and mixed, wheresoever situated; and generally to maintain, conduct and carry on the business of real estate and broker.

(3)           To acquire, by purchase, or lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop and manage any real estate so acquired and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures, end any stores, shops, suites, rooms or parts of any buildings or any structures at any time owned or held by the corporation.

(4)           To own, operate, maintain, manage, equip, improve, repair, alter and otherwise deal with, use and enjoy, to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as Lessee, and otherwise acquire, to mortgage, deed in trust, pledge and otherwise encumber, and to sell, export, lease as Lessor, and otherwise dispose of goods, wares, merchandise and personal property of every sort, nature and description.

(5)           To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities of any person, firm, association or corporation; and to acquire any business as a going concern or otherwise (a) by purchase of the assets thereof, wholly or in part, (b) by acquisition of the shares or any part thereof, or (c) in any manner, and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, dispose of, the whole or any part of the goodwill, business, rights, and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

(6)           To buy, contract for, lease and in any and all other ways acquire, take, hold and own, and to sell, mortgage, pledge, deed in trust, lease and otherwise dispose of copyrights, patents, licenses, and processes or rights thereunder, and franchise rights, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of the said business, or in the maintenance, operation, development or extension of its properties.

(7)           To enter into, make, perform and carry out contracts of every kind, and for any lawful purpose without limit as to amount with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

(8)           To promote or to aid in any manner, financially, or otherwise, any person, corporation or association of which any shares, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose, to guarantee the contracts of such other persons, corporations, or associations, and to do any and all other acts and things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(9)           To borrow money, to issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise, or to issue the same unsecured.

(10)         To carry on a business of factors, agents, jobbers or merchants, to buy, sell, and deal in a wholesale or retail merchandise, good wares and commodities of every sort, kind and description.

(11)         To buy, sell, barter, exchange, and deal generally in all classes of goods, wares and merchandise and articles of trade, and to do all other things subsidiary, necessary or convenient for carrying out and into effect the main purposes and objects of the organization of the corporation.

(12)         To conduct business, have one or more locations of business; to appoint such officers and agents as the affairs of the corporation shall require, and allow them salary.

(13)         To do each and every thing suitable, necessary or proper for the accomplishment, protection or maintenance, or for the attainment of any of the purposes herein enumerated, it being the intent that no purpose herein enumerated shall be limited or modified by any other purpose, but that each shall be regarded as an independent object, purpose and power.

(14)         The foregoing clause shall be construed both as objects and powers; it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit nor restrict in any manner the powers of the corporation.

(15)         To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation, or to enhance the value of its property or business; to conduct its business in the state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries; and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of California, and to have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

THIRD:                                                       The county in the State of California where the principal office for the transaction of business of this corporation is to be located, is Ventura County.

FOURTH:                                           This corporation is authorized to issue one class of stock.  The total number of shares which this corporation shall have authority to issue is two hundred (200), and all shares of stock are to be without par value.

That the shares of stock of this corporation shall be nonassessable, and the directors shall not have the right nor the power to levy any assessments upon the shares of stock of this corporation.

FIFTH:                                                          That the number of directors of this corporation is three (3), and the names and addresses of those who are appointed to act as first directors of the corporation are as follows:

Robert C. Brown
321 South “C” Street
Oxnard, California

Nedra L. Brown
321 South “C” Street
Oxnard, California

Ethel C. Liggett
127 North Hemlock
Ventura, California

SIXTH:                                                        Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares.  Said notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which holder intends to make such sale or transfer.  The secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation.  Such notice may be delivered to such shareholders personally or may be mailed to the last known addresses of such shareholders, as the same may appear in the books of this corporation.  Within twenty-five (25) days after the mailing or delivering of said notice to such shareholders, any such shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers to purchase a specified number or numbers of shares at the price and upon the terms stated in said notice.

If the total number of shares specified in such offers exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares referred to in said notice to the secretary.

If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

If none or only a part of the shares referred to in said notice to the secretary (any amount less than the total number of shares offered for sale) is purchased, as aforesaid, in accordance with offers made within said twenty-five (25) day period, the shareholders desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary.

Any sale or transfer, or purported sale or transfer, of the shares of said corporation shall be null and void unless the terms, conditions and provisions of this Article SIXTH are strictly observed and followed.

SEVENTH:                                      No sale, lease, conveyance, transfer, exchange or other disposition (except by way of hypothecation) of all or substantially all of the property and assets of this corporation shall be made unless approved by the vote or written consent of the shareholders entitled to exercise two-thirds (2/3) of the voting power of this corporation.

EIGHTH:                                                No mortgage, deed of trust, pledge or other hypothecation of all or substantially all of the property, real or personal, of this corporation shall be made unless approved by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of this corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 5th day of February, 1968.

/s/ Robert C. Brown
ROBERT C. BROWN

/s/ Nedra L. Brown
NEDRA L. BROWN

/s/ Ethel C. Liggett
ETHEL C. LIGGETT

STATE OF CALIFORNIA	)
(SS.
COUNTY OF VENTURA	)

On this 5th day of February, 1968, before me, the undersigned, a Notary Public, in and for said county and state, personally appeared ROBERT C. BROWN, NEDRA L. BROWN, and ETHEL C.

LIGGETT, known to me to be the persons named as directors in the within instrument, and whose names are subscribed thereto, and severally acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have set my hand and affixed my official seal at my office in the City of Oxnard, County of Ventura, State of California, the day and year in this certificate first above written.

/s/ James H. Carver
NOTARY PUBLIC in and for said county and state

CERTIFICATES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

OXNARD AMBULANCE SERVICE, INC.

ROBERT C. BROWN and JAMBS H. CARVER certify:

1.            That they are the President and the Secretary, respectively, of OXNARD AMBULANCE SERVICE, INC., a California corporation.

2.            That at a meeting of the Board of Directors of that corporation, duly held at Oxnard, California, on July 16, 1970, the following resolution was adopted;

WHEREAS, the authorized number of shares of this corporation is two hundred (200) shares, without par value, of which fifty (50) are issued and outstanding,

WHEREAS, it is deemed to be in the best interests of this corporation and its shareholders that Article FOURTH of the Articles of Incorporation be amended to increase the authorised number of shares from two hundred (200) without par value to eighty thousand (80,000) without par value and to split each of the issued and outstanding shares of capital stock without par value into four hundred (400) shares of capital stock without par value.

RESOLVED, that Article FOURTH of the Articles of Incorporation is hereby amended to read as follows:

“FOURTH:  This corporation is authorized to issue one class of stock.  The total number of shares which this corporation shall have authority to issue is eighty thousand (80,000), and all shares of stock are to be without par value.

That the shares of stock of this corporation shall be nonassessable, and the directors shall not have the right nor the power to levy any assessments upon the shares of stock of this corporation.”

Upon the Amendment of this article to read as hereinabove set forth, each outstanding share without par value is split and converted into four hundred (400) shares without par value.

1

3.             That the shareholders have adopted and approved said amendment by written consent; and that the wording of the amended article, as set forth in the shareholders’ written consent, is the same as that set forth in the Directors’ resolution in Paragraph 2 above.

4.             That the number of shares which consented to the adoption of said resolution is fifty (30), and that the total number of shares entitled to vote on said amendment is fifty (50).

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 16 day of July, 1970.

/s/ Robert C. Brown
ROBERT C. BROWN

/s/ James H. Carver
JAMES H. CARVER, Secretary

STATE OF CALIFORNIA	)
(SS.
COUNTY OF VENTURA	)

The undersigned, being first duly sworn, depose and say, each for himself:

That they are and at all times mentioned in the foregoing certificate of amendment were the President and Secretary of OXNARD AMBULANCE SERVICE, INC., a California corporation; that each of the undersigned has read the foregoing certificate of amendment; that statements therein are true of his own knowledge and that the signature thereto purporting to be his signature is genuine.

/s/ Robert C. Brown
ROBERT C. BROWN

/s/ James H. Carver
JAMES H. CARVER, Secretary

2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OXNARD AMBULANCE SERVICE, INC.

ROBERT C. BROWN and JAMES B. CARVER, certify:

1.             That they are the President and the Secretary, respectively, of OXNARD AMBULANCE SERVICE, INC., a California corporation.

2.             That at a special meeting of the Board of Directors of said corporation, duly held at 321 South C Street, Oxnard, California, on December 9, 1972, the following resolution was adopted:

“RESOLVED:  That so much of ARTICLE FIFTH of the Articles of Incorporation of this corporation as now reads “That the number of directors of this corporation is three (3)” is amended to read as follows:

“FIFTH:  The number of directors of this corporation shall not be less than five (5) nor more than eight (8).  The exact number of directors shall be fixed from time to time, within the limits specified in these Articles of Incorporation, or a controlling by-law, by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors.”

3.             That the shareholders owning a total of Twenty Thousand (20,000) shares entitled to vote on or consent to said amendment, have adopted said amendment by written consent.  That the wording of the amended article as set forth in the shareholders’ written consent, is the same as that set forth in the directors’ resolution in Paragraph 2 above.

4.             That the number of shares represented by written consent is Twenty Thousand (20,000).  That the total number of shares entitled to vote on or consent to the amendment is Twenty Thousand (20,000).

/s/ Robert C. Brown
ROBERT C. BROWN, President

/s/ James H. Carver
JAMES H. CARVER, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are of his own knowledge true and correct.

Executed on December 9, 1972 at Oxnard, California.

/s/ Robert C. Brown
ROBERT C. BROWN, President

/s/ James H. Carver
JAMES H. CARVER, Secretary

2

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
OXNARD AMBULANCE SERVICE, INC.

ROBERT C. BROWN and JAMES H. CARVER certify that:

1.             They are the President and Secretary, respectively, of OXNARD AMBULANCE SERVICE, INC., a California corporation.

2.             The Articles of Incorporation authorize the Directors to adopt resolutions amending the Articles by unanimous written consent without a meeting, and the Directors adopted the following resolution by unanimous written consent:

RESOLVED, that Article FIRST of the Articles of Incorporation is hereby amended to read in full as follows:

“FIRST:  That the name of the corporation is:

V.I.P. PROFESSIONAL SERVICES, INC.”

RESOLVED FURTHER, that the paragraph of Article SECOND of the Articles of Incorporation which now reads:

THE SPECIFIC BUSINESS IN WHICH THE CORPORATION IS PRIMARILY TO ENGAGE IN is an ambulance service business, which business shall include the owning and operating of motor vehicles and such other modes or vehicles of conveyance for hire as are now used or may be used in the ordinary course of the business of an ambulance service.

is hereby amended to read as follows:

THE SPECIFIC BUSINESS IN WHICH THE CORPORATION IS PRIMARILY TO ENGAGE IN is to lease, own, operate, maintain and equip motor buses and such other motor vehicles or modes of conveyance appropriate for the carriage of passengers and/or goods of all types for hire as a common carrier or otherwise, operating within the State of California and in such other places as may from time to time be appropriate; and

To own, operate, maintain and conduct a telephone answering and exchange service, a bookkeeping service, a credit exchange, and a public registry of medical nurses for hire; and

To lease, sell, medical and sickroom supplies; and

1

To acquire, hold, and own any and all licenses, permits and/or franchises that may be necessary or convenient in connection with all operations of the corporation.

3.             The shareholders have adopted this amendment by written consent, and the wording of the amendment, as set forth in the shareholders’ written consent, is the same as that set forth in the Directors’ Resolution in Paragraph 2 above.

4.             The number of shares represented by written consents is 20,000; the total number of shares entitled to vote on or consent to the amendment is 20,000.

/s/ Robert C. Brown
ROBERT C. BROWN, President

/s/ James H. Carver
JAMES H. CARVER, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

Executed on the 10th day of June, 1975, at Oxnard, Ventura County, California.

/s/ Robert C. Brown
ROBERT C. BROWN

/s/ James H. Carver
JAMES H. CARVER

2